Exhibit 99.1

Super League Gaming Reports Record First Quarter 2022 Results

Revenue Up 378% Year-Over-Year to $3.8 Million

Company Secures an Additional $4.0 million in Financing to Support 2022 Growth

SANTA MONICA, Calif., May 16, 2022 (GLOBE NEWSWIRE) -- Super League Gaming (Super League or the Company) (Nasdaq: SLGG), a leading network of metaverse games, monetization tools, and content channels, reported financial results and recent operational developments for the first quarter ended March 31, 2022.

Financial Highlights and Recent Operational Developments

●	Delivered first quarter 2022 revenues of $3.8 million, up 378% compared to the first quarter of 2021, with increases in all primary revenue streams.

●	Generated close to 1 billion monthly impressions in the first quarter reaching over 70 million monthly players through the Company’s metaverse gaming network.

●

Announced a partnership with iHeartMedia, the leading audio company in America, to enhance the Company’s reseller sales efforts by leveraging iHeart’s massive North American sales force to bring Super League’s ad inventory and influencer network to brands looking to gain entry to the metaverse.

●

Executed a fully integrated campaign in partnership with Paramount to celebrate the milestone 300th episode of the network’s popular MTV’s Wild ‘N Out television show inclusive of custom gameplay experiences, influencer amplification, and a livestream freestyle rap broadcast.

●

Expanded innovative ad inventory with a 3D interactive, in-game ad unit designed to increase measurable impressions and player engagement in an organic way launching with DreamWorks Animation to promote their new feature film, The Bad Guys.

●	Closed an additional $4.0 million in financing that together with earlier announced financing facilities provides the Company with the ability to deliver against the 2022 growth strategy.

Management Commentary

“The momentum from our record-setting year in 2021 certainly continued into the first quarter of 2022,” said Ann Hand, CEO of Super League Gaming. “Our financial and operational results for the quarter are indicative of the tremendous progress we have made over the last year to strengthen our leadership position in metaverse gaming and related content. We believe our 360-degree solution to introduce advertisers to our engaged gamer communities is highly compelling for brands looking to reach the elusive Gen Z audience and deliver maximum campaign objectives.”

“We remain focused on execution – growing our topline revenue through winning a larger share of advertisers’ wallets, further monetizing our sought-after premium advertising inventory, and adding new partners to expand our global network sales fleet. Given the solid foundation set by our strong first quarter results, we believe we are well-positioned to achieve our plan and growth expectations for 2022.”

First Quarter 2022 Financial Results

Revenues in the first quarter of 2022 increased 378% to $3.8 million compared to $788,000 in the comparable prior year quarter due to significant growth across all primary revenue streams. Advertising and sponsorships revenue increased 328% to $1.9 million due to significant increases in related customers, driven by our growing, premium in-game and in-stream advertising inventory and an increase in average revenue per customer. Content sales and technology increased 389% to $1.4 million due to higher live stream, remote production, broadcast, technology and gameplay-related sales. Direct to consumer revenue increased 692% to $507,000 due to digital goods and subscription sales revenues within the Company’s Mineville and Pixel Paradise Minecraft server digital properties.

First quarter 2022 cost of revenues increased to $1.9 million compared to $342,000 in the comparable prior year quarter. The increase was primarily due to the significant increase in related revenues. As a percent of revenue, gross profit in the first quarter of 2022 was 49.3% compared to 56.6% in the prior year quarter. This reflects a 10% improvement versus Q4 2021 as the Company absorbs and further optimizes lower margin advertising inventory as a result of acquisitions in 2021. The Company expects gross margin to hold in the target range of 45-50% in future periods reflective of the Company’s premium advertising model.

Total operating expenses in the first quarter of 2022 were $9.8 million compared to $5.1 million in the comparable prior year quarter. The increase was primarily due to an increase in personnel costs and noncash amortization of intangible assets acquired, both associated with the Company’s 2021 acquisitions. Non-cash amortization of intangible assets for the first quarter of 2022 totaled $1.3 million compared to $242,000 in the first quarter of 2021. Non-cash stock compensation charges for the first quarter of 2022 totaled $1.1 million compared to $411,000 in the first quarter of 2021.

On a GAAP-basis, which includes the impact of noncash charges and credits, net loss in the first quarter of 2022 was $7.9 million, or $(0.21) per share, compared to a net loss of $4.6 million, or $(0.23) per share, in the comparable prior year quarter. The weighted average diluted share count for the first quarter of 2022 was 36.8 million, compared to 19.8 million for the first quarter of 2021.

Pro forma net loss for the first quarter of 2022, which excludes the impact of certain noncash charges and credits, was $5.5 million, or $(0.15) per share, compared to a pro forma net loss of $4.0 million, or $(0.20) per share, in the comparable prior year quarter.

Liquidity

As of March 31, 2022, the Company had cash of $7.8 million, compared to $14.5 million and no debt as of December 31, 2021.

On May 16, 2022, the Company entered into a Securities Purchase Agreement with institutional investors providing for the sale and issuance of a new series of convertible notes in the aggregate original principal amount of $4,320,000, of which 8% is an original issue discount. The convertible notes accrue interest at a guaranteed annual rate of 9% per annum, mature 12 months from the date of issuance, and are convertible at the option of the investors into that number of shares of the Company’s common stock, equal to the sum of the outstanding principal balance, accrued and unpaid interest, and accrued and unpaid late charges, divided by $4.00, subject to the terms of the underlying agreement. In connection with the convertible note offering, the Company agreed to file a Form S-3 with the Securities and Exchange Commission (“SEC”) on or before June 16, 2022 registering the shares of common stock underlying the notes.

The Company intends to use the proceeds from the issuance of the convertible notes for working capital and general corporate purposes.

A description of the Securities Purchase Agreement, convertible notes and related Registration Rights Agreement is set forth in the Company's Current Report on Form 8-K filed today with the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the senior secured notes, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Conference Call

The Company will hold a conference call today, May 16th, at 5:00 p.m. Eastern time to discuss its first quarter 2022 results and provide a business update.

Date: Monday, May 16, 2022

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: (866) 987-6716

International dial-in number: (630) 652-5945

Conference ID: 1191339

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.SuperLeague.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 23, 2022.

Toll-free replay number: (855) 859-2056

International replay number: (404) 537-3406

Replay ID: 1191339

About Super League Gaming

Super League Gaming (Nasdaq: SLGG) builds and operates networks of games, monetization tools and content channels across metaverse gaming platforms that empower developers, energize players, and entertain fans. The company’s solutions provide incomparable access to an audience consisting of players in the largest global metaverse environments, fans of hundreds of thousands of gaming influencers, and viewers of gameplay content across major social media and digital video platforms. Fueled by proprietary and patented technology systems, the company’s platform includes access to vibrant in-game communities, a leading metaverse advertising platform, a network of highly viewed channels and original shows on Instagram, TikTok, Snap, YouTube, and Twitch, cloud-based livestream production tools, and an award-winning esports invitational tournament series. Super League’s properties deliver powerful opportunities for brands and advertisers to achieve impactful insights and marketing outcomes with gamers of all ages. For more, go to superleague.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about our possible or assumed business strategies, potential growth opportunities, new products and potential market opportunities. Risks and uncertainties include, among other things, our ability to implement our plans, forecasts and other expectations with respect our business; our ability to realize the anticipated benefits of events that took place during and subsequent to the quarter ended December 31, 2021, including the possibility that the expected benefits, particularly from the 2021 Acquisitions, will not be realized or will not be realized within the expected time period; unknown liabilities that may or may not be within our control; attracting new customers and maintaining and expanding our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; increased competition on our market and our ability to compete effectively; and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial results will be included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021 and other filings that we make from time to time with the Securities and Exchange Commission (the “SEC”) which, once filed, are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Information About Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our financial statements included in our annual and quarterly reports filed with the SEC, which financial statements are prepared and presented in accordance with GAAP, this earnings release includes pro forma net loss, a financial measure that is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use pro forma net loss, pro forma earnings per share (EPS) and other non-GAAP financial measures for internal financial and operational decision-making purposes and to evaluate period-to-period comparisons of the performance and results of operations of our business. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash stock compensation charges, non-cash amortization of intangible asset charges, and non-recurring, non-cash credits, that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Pro Forma Net Loss and EPS. We define pro forma net loss as net loss calculated in accordance with GAAP, but excluding non-cash stock compensation charges, non-cash amortization of intangible assets, and non-recurring, non-cash credits. Pro forma EPS is defined as pro forma net income divided by the weighted average outstanding shares, on a fully diluted basis, calculated in accordance with GAAP, for the respective reporting period.

Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results.

Due to the use of estimates and assumptions pursuant to the guidance set forth in FASB ASC Topic 805 in connection with the valuation of assets acquired and liabilities assumed in connection with business combinations, for merger and acquisition transactions that include the issuance of common stock as all or a component of the purchase consideration, management believes that providing a non-GAAP financial measure that excludes non-cash amortization related to these assets acquired for the applicable reporting period allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results.

There are several limitations related to the use of pro forma net loss and EPS versus net loss EPS calculated in accordance with GAAP. For example, non-GAAP net loss excludes the impact of significant non-cash stock compensation that are or may be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation and retention programs and the cost associated with consideration issued in connection with mergers and acquisitions is a critical component of the cost of those acquisitions over the useful lives of the related intangible assets acquired. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net loss and evaluating non-GAAP net loss in conjunction with net loss and EPS calculated in accordance with GAAP.

The accompanying table below titled “Reconciliation of GAAP to Non-GAAP Financial Information” provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

Investor Relations:

Cody Slach and Sophie Pearson

Gateway Investor Relations

(949) 574-3860

SLG@GatewayIR.com

Media Contact:

Gillian Sheldon

(213) 718-3880

Gillian.Sheldon@superleague.com

SUPER LEAGUE GAMING, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Cash	$7,784,000	$14,533,000
Accounts receivable	5,785,000	6,328,000
Prepaid expenses and other current assets	1,119,000	1,334,000
Total current assets	14,688,000	22,195,000

Property and Equipment, net	193,000	104,000
Intangible and Other Assets, net	23,268,000	24,243,000
Goodwill	50,263,000	50,263,000
Total assets	$88,412,000	$96,805,000

Liabilities
Accounts payable and accrued expenses	$3,987,000	$5,514,000
Deferred Revenue	73,000	76,000
Total current liabilities	4,060,000	5,590,000

Deferred tax liability	472,000	518,000
Total Liabilities	4,532,000	6,108,000

Stockholders’ Equity
Common Stock	46,000	46,000
Additional paid-in capital	217,042,000	215,943,000
Accumulated deficit	(133,208,000)	(125,292,000)
Total stockholders’ equity	83,880,000	90,697,000
Total liabilities and stockholders’ equity	$88,412,000	$96,805,000

SUPER LEAGUE GAMING, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
	2022	2021

REVENUE	$3,768,000	$788,000
COST OF REVENUE	(1,909,000)	(342,000)

GROSS PROFIT	1,859,000	446,000

OPERATING EXPENSES
Selling, marketing and advertising	2,734,000	1,062,000
Engineering, Technology and Development	4,210,000	2,041,000
General and administrative	2,876,000	1,969,000
Total operating expenses	9,820,000	5,072,000

NET OPERATING LOSS	(7,961,000)	(4,626,000)

OTHER INCOME (EXPENSE)
Interest expense	-	(3,000)
Other	(1,000)	4,000
OTHER INCOME (EXPENSE)	(1,000)	1,000

LOSS BEFORE BENEFIT FROM INCOME TAXES	(7,962,000)	(4,625,000)

BENEFIT FOR INCOME TAXES	46,000	-

NET LOSS	$(7,916,000)	$(4,625,000)

Net loss attributable to common stockholders - basic and diluted
Basic and diluted loss per common share	$(0.21)	$(0.23)
Weighted-average number of shares outstanding, basic and diluted	36,838,957	19,807,775

SUPER LEAGUE GAMING, INC.

Reconciliation of GAAP to Non-GAAP Financial Information

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021

GAAP net loss	$(7,916,000)	$(4,625,000)

Add back:
Non-cash stock compensation	1,099,000	411,000
Non-cash amortization of intangibles	1,319,000	242,000
Proforma net loss	$(5,498,000)	$(3,972,000)

Pro forma non-GAAP net earnings (loss) per common share — diluted	$(0.15)	$(0.20)
Non-GAAP weighted-average shares — diluted	36,838,957	19,807,775

SUPER LEAGUE GAMING, INC.

CONDENSED STATEMENT OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 31,
	2022	2021

Operating Activities
Net loss	$(7,916,000)	$(4,625,000)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	1,348,000	266,000
Stock-based compensation	1,099,000	411,000
Changes in assets and liabilities
Accounts Receivable	543,000	(327,000)
Prepaid Expenses and Other Assets	215,000	86,000
Accounts payable and accrued expenses	(1,527,000)	(192,000)
Deferred Revenue	(3,000)	8,000
Deferred taxes	(46,000)	-
Accrued interest on notes	-	3,000
Net Cash Used in Operating Activities	(6,287,000)	(4,370,000)

Investing Activities
Purchase of property and equipment	(118,000)	(2,000)
Capitalization of software development costs	(297,000)	(192,000)
Acquisition of other intangibles	(47,000)	(73,000)
Net Cash Used in Investing Activities	(462,000)	(267,000)

Financing Activities
Proceeds from issuance of common stock, net	-	33,399,000
Proceeds from stock option exercises	-	38,000
Net Cash Provided by Financing Activities	-	33,437,000

Net Increase in Cash for the Period	(6,749,000)	28,800,000
Cash at Beginning of the Period	14,533,000	7,942,000
Cash at End of the Period	$7,784,000	$36,742,000